                                                                      EXHIBIT 11

                       People's Savings Financial Corp.
                  COMPUTATION OF NET INCOME PER COMMON SHARE
                    (in thousands except per share amounts)



                                                  Year ended December 31,
                                                  -----------------------
                                                  1995    1994    1993
                                                  ----    ----    ----
Net income - primary and fully diluted            $3,389  $3,565  $4,752
--------------------------------------

Weighted Average Common Stock and Common
----------------------------------------
 Equivalent Stock
 ----------------

Weighted average common stock outstanding          1,954   1,996   2,022

Assumed conversion (as of the beginning of
each period or upon issuance during a period)
of stock options outstanding at the end of
each period                                           33      26      27
                                                  ------  ------  ------
Weighted average common stock outstanding
 - primary                                         1,987   2,022   2,049
                                                  ======  ======  ======

Weighted average common stock outstanding          1,954   1,996   2,022

Assumed conversion (as of the beginning of
each period or upon issuance during a period)
of stock options outstanding at the end of
each period                                           33      25      28
                                                  ------  ------  ------

Weighted average common stock outstanding
 - fully diluted                                   1,987   2,021   2,050
                                                  ======  ======  ======

Earnings Per Common and Common Equivalent Share
-----------------------------------------------

Primary                                            $1.71   $1.76   $2.32
                                                  ======  ======  ======

Fully diluted                                      $1.71   $1.76   $2.32
                                                  ======  ======  ======